modavox
                            VISION > VOICE > IDENTY


         2617 SOUTH 46TH STREET SUITE 300 o PHOENIX, ARIZONA 85034-7417
                     VOICE: 480.643.5452 o FAX: 480.643.5659
                             HTTP://WWW.MODAVOX.COM

               MODAVOX REPORTS RECORD SECOND QUARTER 2006 RESULTS

REPORTS QUARTERLY PROFIT ON 141% REVENUE GROWTH

PHOENIX, AZ - October 20, 2006 - Modavox, Inc. (OTCBB: MDVX), a Phoenix based company that produces the online talk radio VoiceAmerica(TM) Network and creates software solutions for online audio/visual advertising and business to business and business to consumer communications, today reported its second quarter 2006 results as filed in its 10QSB on October 19, 2006.

For the quarter ending August 31, 2006, the company reported revenues increased 141% to $698,946 compared to $289,699 for the quarter ending August 31, 2005. Revenues for the quarter ended August 31, 2006 included $341,823 from the Interactive Media Division and $357,123 from the Broadcast Media Division. The company reported a profit of $53,708 compared to a loss of $1,080,586 in the prior year.

For the six months ending August 31, 2006, the company reported revenues increased 113% to $1,131,849 compared with revenues of $529,876 for the comparable period of the previous year. Revenues in the 2006 period included $427,839 from the Interactive Media Division and $704,010 from the Broadcast Media Division. Interactive Media Division revenues are increased due to the Company entering into an increasing number of contracts utilizing its proprietary software. Broadcast Media Division revenue increased reflecting the increasing acceptance of online talk radio as a forum for communicating with targeted audiences. The company reported its net loss decreased to $615,524 from $1,910,462 for the comparable period the previous year.

Highlights from the quarter include:

     o    Company reported its first quarterly profit on record revenues
     o    Company satisfied and paid legacy IRS obligation in full
     o    Modavox and West Virginia Media Holdings completed streaming agreement
     o    Launched small cap promotions technology suite
     o    Launched New VoiceAmerica website with BoomBox 2.0 radio technology
     o    Launched Three New 24/7 Video Networks

Modavox CEO, David J. Ide stated, "I'm extremely pleased and proud of the entire Modavox team and our positive quarterly results. I view this past quarter as inflection point for the company and believe the pro-active steps taken during this past quarter have established a strong foundation to support future growth. Successfully satisfying past legacy issues remains a concern, however we may now focus on supporting the systems and structures that we firmly believe solidify our continuing and future financial success."

                                     modavox
                             VISION > VOICE > IDENTY


         2617 SOUTH 46TH STREET SUITE 300 o PHOENIX, ARIZONA 85034-7417
                     VOICE: 480.643.5452 o FAX: 480.643.5659
                             HTTP://WWW.MODAVOX.COM


Ide further stated, "Despite our recent success, we remain keenly aware that there remains much work ahead. With this, we fully intend to remain focused on both the execution of our proven business plan as well as the creation of long term and sustainable shareholder value."

FORWARD LOOKING STATEMENTS

This Quarterly Report on Form 10-QSB and the documents incorporated herein by reference contain forward-looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by management. Words such as "anticipate," "expect," "intend" "plans," "believe," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and actual actions or results may differ materially. These statements are subject to certain risks, uncertainties and assumptions that are difficult to predict, including those noted in the documents incorporated herein by reference. Particular attention should also be paid to the cautionary language appearing elsewhere in this report. We undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise, unless required by law. Readers should, however, carefully review the risk factors included in other reports or documents we file from time to time with the Securities and Exchange Commission, including in our Annual Report Form 10-KSB for our fiscal year ended February 28, 2006.

                                      # # #

MEDIA CONTACT:
DENISE DION
PHONE:  480.643.5626
DENISE.DION@MODAVOX.COM